IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

HIGHLIGHTS

•	Operating leverage drives approximately 15% growth in adjusted net income in the second quarter compared to Q2 2013, contributing to $21.3 million in cash flow from operations in the quarter

•	IMAX installs 30 new theaters across 13 countries in Q2, including 12 new theaters in China

•	Company signs deals for 24 theater systems in the second quarter, bringing backlog to 419 theaters

NEW YORK, NY – July 24, 2014 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported second quarter 2014 revenues of $79.1 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $32.8 million, adjusted net income, after non-controlling interest, of $17.2 million, or $0.25 per diluted share, and reported net income, after non-controlling interest, of $13.3 million, or $0.19 per diluted share.

“During the second quarter, we showed operating leverage, delivering strong growth in net earnings, which translated to operating cash flow growth in the period. Our bottom line financials reflected expanding margins and continued cost controls,” stated Richard L. Gelfond, Chief Executive Officer of IMAX Corporation. “We also made strides in the quarter with respect to key 2014 initiatives, including expanding the network, developing our world-class laser projection system and testing new marketing strategies, which we believe will help further position us to take full advantage of the potentially very strong film slates in 2015 and 2016.”

Network Growth Update

The total IMAX® theater network consisted of 868 systems as of June 30, 2014, of which 735 were in commercial multiplexes. There were 419 theaters in backlog as of June 30, 2014, compared to 284 in backlog as of June 30, 2013. In the second quarter of 2014, the Company signed contracts for 24 theaters, of which 20 were for new locations and 4 were for upgrades. In the quarter, the Company installed 34 IMAX theater systems, 30 of which were for new theater locations and 12 of which were installed in China. For a breakdown of theater system signings, installations, network and backlog by type, please see the end of this press release.

“The IMAX network has grown significantly in China over the past several years, from just 9 theaters in 2008 to over 160 today, and just this week we announced another deal for 19 theaters in China with Shanghai Film Company,” Gelfond continued. “Couple this with stellar box office performances from films such as Transformers 4, which has become our biggest grossing film ever in China, and I believe it is clear how strong our business and brand have become in China. It is with this in mind that we announced earlier in the quarter the strategic investment by two Chinese investors for 20% of our IMAX China business, which we believe can help us further grow that business and unlock significant value for our IMAX shareholders.”

Second-Quarter Segment Results

•	Revenue from sales and sales-type leases was $14.5 million in the second quarter of 2014, compared to $17.1 million in the second quarter of 2013, in connection with the installation of 11 full, new theater systems under sales and sales-type lease arrangements in the most recent second quarter, compared to the 11 sales and sales-type theaters the Company installed in the second quarter of 2013. In addition, there were 4 digital system upgrades, of which two were under a short term operating lease, in existing locations in the second quarter of 2014, compared to one upgrade in the second quarter of 2013.

•	Revenue from joint revenue-sharing arrangements was $19.4 million in the quarter, compared to $18.3 million in the prior-year period. During the quarter, the Company installed 19 new theaters under joint revenue-sharing arrangements, compared to 18 in the year-ago period. The Company had 408 theaters operating under joint revenue-sharing arrangements as of June 30, 2014, as compared to 336 theaters one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $24.1 million in the second quarter of 2014, compared to $26.0 million in the second quarter of 2013. Gross box office from DMR titles was $216.0 million in the second quarter of 2014, compared to $219.7 million in the prior-year period. The average global DMR box office per screen in the second quarter of 2014 was $299,800 compared to $353,300 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2014 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 524-8950 approximately 5 to 10 minutes before it begins. International callers should dial (416) 260-0113. The participant passcode for the call is 1883257. This call is also being webcast by Thomson Financial and can be accessed on the ‘Investor Relations’ section of www.imax.com. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1883257

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of June 30, 2014, there were 868 IMAX theaters (735 commercial multiplexes, 19 commercial destinations and 114 institutions) in 59 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

June 30, 2014

	Three Months Ended June 30,
	2014		2013
Theater Signings:
Full new sales and sales-type lease arrangements	17		18	(1)
New joint revenue sharing arrangements	3		7

Total new theaters	20		25

Upgrades of IMAX theater systems	4	(2)(3)	9	(2)(3)

Total Theater Signings	24		34

	Three Months Ended June 30,
	2014		2013
Theater Installations:
Full new sales and sales-type lease arrangements	11		11
New joint revenue sharing arrangements	19		18

Total new theaters	30		29

Upgrades of IMAX theater systems	4	(3)	1

Total Theater Installations	34		30

	As of June 30,
	2014		2013
Theater Backlog:
New sales and sales-type lease arrangements	155		140
New joint revenue sharing arrangements	242		124

Total new theaters	397		264

Upgrades of IMAX theater systems	22		20

Total Theaters in Backlog	419	(4)	284	(5)

	As of June 30,
	2014		2013
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	327		298
Joint revenue sharing arrangements	408		336

Total Commercial Multiplex Theaters	735		634

Commercial Destination Theaters	19		19
Institutional Theaters	114		114

Total IMAX Theater Network	868		767

(1)	Includes one signing which replaced theaters under an existing arrangement in backlog.
(2)	Includes two signings for the installation of laser-based digital systems in existing theater locations (2013 – five).
(3)	Includes one signing and two installations of upgrades to xenon-based digital systems under short-term operating lease arrangements (2013 – 3 signings).
(4)	Includes 22 upgrades to a digital theater system, in existing IMAX theater locations (22 laser, of which 4 are under joint revenue sharing arrangements).
(5)	Includes 20 upgrades to a digital theater system, in existing IMAX theater locations (8 xenon and 12 laser, of which 3 are under joint revenue sharing arrangements).

Additional Information (continued)

2014 DMR Films:

To date, IMAX has announced 26 titles so far to be released in 2014. The Company released 38 titles in 2013. The Company remains in discussions with virtually every major studio regarding future titles and expects the total number of titles in 2014 to be similar to that in 2013.

•	Jack Ryan: Shadow Recruit: The IMAX Experience (Paramount Pictures, January 2014);

•	I, Frankenstein: An IMAX 3D Experience (Lionsgate, January 2014);

•	The Monkey King: The IMAX Experience (Global Star Productions, January 2014, China only);

•	Robocop: The IMAX Experience (Metro-Goldwyn-Mayer Studios, Inc., February 2014);

•	300: Rise of an Empire: An IMAX 3D Experience (Warner Bros. Pictures, March 2014);

•	Need for Speed: An IMAX 3D Experience (Walt Disney Studios, March 2014, select international markets);

•	Divergent: The IMAX Experience (Summit Entertainment, March 2014);

•	Noah: The IMAX Experience (Paramount Pictures, March 2014);

•	Captain America: The Winter Soldier: An IMAX 3D Experience (Marvel Entertainment, April 2014);

•	Transcendence: The IMAX Experience (Warner Bros. Pictures, April 2014);

•	The Amazing Spider-Man 2: An IMAX 3D Experience (Sony Pictures, May 2014);

•	Godzilla: An IMAX 3D Experience (Warner Bros. Pictures, May 2014);

•	Coming Home: The IMAX Experience (Le Vision Pictures, May 2014, China Only);

•	Maleficent: An IMAX 3D Experience (Walt Disney Studios, May 2014);

•	Edge of Tomorrow: An IMAX 3D Experience (Warner Bros. Pictures, June 2014);

•	How to Train Your Dragon 2: An IMAX 3D Experience (DreamWorks Animation, June 2014);

•	Transformers: Age of Extinction: An IMAX 3D Experience (Paramount Pictures, June 2014);

•	Hercules: An IMAX 3D Experience (Paramount Pictures, July 2014);

•	Guardians of the Galaxy: An IMAX 3D Experience (Walt Disney Studios, August 2014);

•	Teenage Mutant Ninja Turtles: An IMAX 3D Experience (Paramount Pictures, August 2014, select international markets);

•	Lucy: The IMAX Experience (Universal Pictures, August 2014, select international markets);

•	Forest Gump: The IMAX Experience (Paramount Pictures, September 2014);

•	The Equalizer: An IMAX 3D Experience (Sony Pictures, September 2014);

•	Dracula Untold: The IMAX Experience (Universal Studios, October 2014);

•	Interstellar: The IMAX Experience (Paramount Pictures and Warner Bros. Pictures, November 2014); and

•	The Hobbit: The Battle of the Five Armies: An IMAX 3D Experience (Warner Bros. Pictures, December 2014).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014		2013	2014		2013
Revenues
Equipment and product sales	$19,502		$20,347	$25,856		$31,026
Services	39,742		41,519	68,614		68,175
Rentals	17,841		17,823	28,632		27,795
Finance income	2,060		2,024	4,240		4,008
Other	—		—	—		375

	79,145		81,713	127,342		131,379

Costs and expenses applicable to revenues
Equipment and product sales	9,366		11,416	13,085		16,475
Services	17,180		22,487	31,530		37,451
Rentals	4,805		4,175	8,525		7,628

	31,351		38,078	53,140		61,554

Gross margin	47,794		43,635	74,202		69,825
Selling, general and administrative expenses	23,498		22,110	44,810		41,771

(including share-based compensation expense of $4.7 million and $7.9 million for the three and six months ended June 30, 2014, respectively (2013- expense of $3.1 million and $5.9 million, respectively))

Gain on curtailment of postretirement benefit plan	—		—	—		(2,185)
Research and development	3,309		3,659	6,908		7,293
Amortization of intangibles	416		373	818		737
Receivable provisions, net of recoveries	329		55	616		55
Impairment of available-for-sale investment	650		—	650		—

Income from operations	19,592		17,438	20,400		22,154
Interest income	24		12	40		25
Interest expense	(268)		(348)	(534)		(693)

Income from operations before income taxes	19,348		17,102	19,906		21,486
Provision for income taxes	(5,407)		(4,813)	(5,479)		(6,016)
Loss from equity-accounted investments, net of tax	(162)		(434)	(424)		(654)

Income from continuing operations	13,779		11,855	14,003		14,816
Net (loss) income from discontinued operations, net of tax	—		(39)	355		(139)

Net income	13,779		11,816	14,358		14,677
Less: Net income attributable to non-controlling interests	(472)		—	(472)		—

Net income attributable to Common Shareholders	$13,307		$11,816	$13,886		$14,677

Net income per share - basic:
Net income per share from continuing operations	$0.19	(1)	$0.18	$0.20	(1)	$0.22
Net income per share from discontinued operations	—		—	0.01		—

	$0.19	(1)	$0.18	$0.21	(1)	$0.22

Net income per share - diluted:
Net income per share from continuing operations	$0.19	(1)	$0.17	$0.19	(1)	$0.21
Net income per share from discontinued operations	—		—	0.01		—

	$0.19	(1)	$0.17	$0.20	(1)	$0.21

Weighted average number of shares outstanding (000’s):
Basic	68,228		66,952	68,068		66,799
Fully diluted	69,452		68,893	69,448		68,769

Additional Disclosure:
Depreciation and amortization(2)	$8,390		$11,610	$15,945		$20,201

(1)	Includes impact of $0.1 million of accretion charges associated with redeemable common stock.
(2)	Includes $0.1 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2014, respectively (2013 - $0.1 million and $0.2 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

(Unaudited)

	As at June 30, 2014	As at December 31, 2013
Assets
Cash and cash equivalents	$75,087	$29,546
Accounts receivable, net of allowance for doubtful accounts of $837 (December 31, 2013 — $887)	73,023	73,074
Financing receivables	104,869	107,110
Inventories	16,764	9,825
Prepaid expenses	4,444	3,602
Film assets	6,994	7,076
Property, plant and equipment	150,819	132,847
Other assets	19,068	27,034
Deferred income taxes	21,158	24,259
Other intangible assets	26,979	27,745
Goodwill	39,027	39,027

Total assets	$538,232	$481,145

Liabilities
Accounts payable	$12,488	$19,396
Accrued and other liabilities	56,192	65,232
Deferred revenue	88,134	76,932

Total liabilities	156,814	161,560

Commitments and contingencies

Non-controlling interests	37,546	—

Shareholders’ equity
Capital stock, common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 68,423,128 (December 31, 2013 — 67,841,233)	332,611	327,313
Other equity	41,056	36,452
Accumulated deficit	(29,307)	(43,051)
Accumulated other comprehensive loss	(488)	(1,129)

Total shareholders’ equity	343,872	319,585

Total liabilities and shareholders’ equity	$538,232	$481,145

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash provided by (used in):
Operating Activities
Net income	$14,358	$14,677
Net (income) loss from discontinued operations	(355)	139
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	15,945	20,201
Write-downs, net of recoveries	1,579	55
Change in deferred income taxes	2,789	4,481
Stock and other non-cash compensation	8,090	6,317
Gain on curtailment of postretirement benefit plan	—	(2,185)
Unrealized foreign currency exchange loss	64	874
Loss from equity-accounted investments	574	654
Investment in film assets	(5,147)	(12,033)
Changes in other non-cash operating assets and liabilities	(3,219)	(25,001)
Net cash provided by (used in) operating activities from discontinued operations	572	(139)

Net cash provided by operating activities	35,250	8,040

Investing Activities
Purchase of property, plant and equipment	(16,581)	(5,054)
Investment in joint revenue sharing equipment	(10,801)	(10,393)
Investment in new business ventures	—	(1,000)
Acquisition of other intangible assets	(970)	(1,142)

Net cash used in investing activities	(28,352)	(17,589)

Financing Activities
Issuance of subsidiary shares to non-controlling interests	40,491	—
Share issuance costs from the issuance of subsidiary shares to non-controlling interests	(3,556)	—
Common shares issued—stock options exercised	2,657	3,992
Settlement of restricted share units	(790)	—
Increase in bank indebtedness	—	12,000
Repayment of bank indebtedness	—	(5,000)
Credit facility amendment fees paid	—	(2,088)

Net cash provided by financing activities	38,802	8,904

Effects of exchange rate changes on cash	(159)	83

Increase (decrease) in cash and cash equivalents during the period	45,541	(562)

Cash and cash equivalents, beginning of period	29,546	21,336

Cash and cash equivalents, end of period	$75,087	$20,774

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment designs, manufactures, sells or leases IMAX theater projection system equipment. The theater system maintenance segment maintains IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment provides IMAX theater projection system equipment to an exhibitor in exchange for a share of box-office and concession revenues. The film production and IMAX DMR segment produces films and performs film re-mastering services. The film distribution segment distributes films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$14,478	$17,105	$18,985	$26,902
Ongoing rent, fees, and finance income	3,518	3,687	6,771	6,628
Other	3,730	3,569	5,242	5,349

	21,726	24,361	30,998	38,879

Theater system maintenance	8,673	7,952	16,868	15,741

Joint revenue sharing arrangements	19,363	18,336	30,219	27,712

Film
Production and IMAX DMR	24,050	25,952	39,235	40,307
Film distribution and post-production	5,333	5,112	10,022	8,740

	29,383	31,064	49,257	49,047

Total	$79,145	$81,713	$127,342	$131,379

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$8,255	$7,154	$9,914	$12,462
Ongoing rent, fees, and finance income	3,334	3,575	6,448	6,481
Other	454	681	16	483

	12,043	11,410	16,378	19,426

Theater system maintenance	2,781	3,160	5,782	6,214

Joint revenue sharing arrangements(1)	13,378	13,507	20,661	19,643

Film
Production and IMAX DMR(1)	18,634	14,936	29,708	24,149
Film distribution and post-production	958	622	1,673	393

	19,592	15,558	31,381	24,542

Total	$47,794	$43,635	$74,202	$69,825

(1)	IMAX systems include marketing and commission costs of $0.7 million and $0.9 million for the three and six months ended June 30, 2014, respectively (2013 — $0.4 million and $0.7 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.0 million and $1.2 million for the three and six months ended June 30, 2014, respectively (2013 — $0.9 million and $1.1 million, respectively). Production and DMR segment margins include marketing costs of $2.0 million and $3.2 million for the three and six months ended June 30, 2014, respectively (2013 — $1.4 million and $2.3 million, respectively). Distribution segment margins include marketing costs of $0.2 million and $0.4 million for the three and six months ended June 30, 2014, respectively (2013 — less than $0.1 million and $0.1 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA attributable to Common Shareholders, adjusted net income attributable to Common Shareholders and adjusted net income attributable to Common Shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA attributable to Common Shareholders, adjusted net income attributable to Common Shareholders and adjusted net income attributable to Common Shareholders per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its variable share-based compensation, provision for arbitration award and deferred taxes on its net income. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA attributable to Common Shareholders, adjusted net income attributable to Common Shareholders and adjusted net income attributable to Common Shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million on December 31, 2014, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.00:1 on December 31, 2014, which requirement decreases to 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was nil:1 as at June 30, 2014, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $nil. EBITDA is calculated as follows:

	3 months ended	12 months ended
	June 30, 2014	June 30, 2014(1)
(In thousands of U.S Dollars)
Net income	$13,779	$43,796
Add (subtract):
Loss from equity accounted investments	162	2,527
Provision for income taxes	5,407	16,221
Interest expense, net of interest income	244	1,116
Depreciation and amortization, including film asset amortization	8,258	32,392
Write-downs net of recoveries including asset impairments and receivable provisions	1,061	2,860
Stock and other non-cash compensation	4,809	14,458
EBITDA attributable to non-controlling interests (2)	(889)	(889)

	$32,831	$112,481

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended June 30, 2014 vs. 2013:

The Company reported net income attributable to Common Shareholders of $13.3 million or $0.19 per basic and diluted share for the second quarter of 2014, as compared to $11.8 million or $0.18 per basic share and $0.17 per diluted share for the second quarter of 2013. Net income attributable to Common Shareholders for the second quarter of 2014 includes a $4.7 million charge, or $0.07 per diluted share, for stock-based compensation (2013—$3.1 million or $0.05 per diluted share). Adjusted net income attributable to Common Shareholders, which consists of net income attributable to Common Shareholders excluding stock-based compensation expense and the related tax impact, was $17.2 million, or $0.25 per diluted share, in the second quarter of 2014, as compared to adjusted net income attributable to Common Shareholders of $15.0 million, or $0.22 per diluted share, for the second quarter of 2013. A reconciliation of net income attributable to Common Shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to Common Shareholders and adjusted net income attributable to Common Shareholders per diluted share is presented in the table below:

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income attributable to Common Shareholders	$13,307	$0.19	(1)	$11,816	$0.17
Adjustments:
Stock-based compensation	4,715	0.07		3,125	0.05
Tax impact on items listed above	(828)	(0.01)		31	—

Adjusted net income attributable to Common Shareholders	$17,194	$0.25	(1)	$14,972	$0.22

Weighted average diluted shares outstanding		69,452			68,893

(1)	Includes impact of $0.1 million of accretion charges associated with redeemable common stock.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Six Months Ended June 30, 2014 vs. 2013:

The Company reported net income attributable to Common Shareholders of $13.9 million or $0.21 per basic share and $0.20 per diluted share for the six months ended June 30, 2014, as compared to $14.7 million or $0.22 per basic share and $0.21 per diluted share for the six months ended June 30, 2013. Net income attributable to Common Shareholders for the six months ended June 30, 2014 includes a $7.9 million charge, or $0.11 per diluted share, for stock-based compensation (2013 – $5.9 million or $0.09 per diluted share). Adjusted net income attributable to Common Shareholders, which consists of net income attributable to Common Shareholders excluding stock-based compensation expense and the related tax expense, was $20.4 million, or $0.29 per diluted share, in the six months ended June 30, 2014, as compared to adjusted net income attributable to Common Shareholders of $20.5 million, or $0.30 per diluted share, for the six months ended June 30, 2013. A reconciliation of net income attributable to Common Shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to Common Shareholders and adjusted net income attributable to Common Shareholders per diluted share is presented in the table below:

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income attributable to Common Shareholders	$13,886	$0.20	(1)	$14,677	$0.21
Adjustments:
Stock-based compensation	7,903	0.11		5,933	0.09
Tax expense of items listed above	(1,343)	(0.02)		(74)	—

Adjusted net income attributable to Common Shareholders	$20,446	$0.29	(1)	$20,536	$0.30

Weighted average diluted shares outstanding		69,448			68,769

(1)	Includes impact of $0.1 million of accretion charges associated with redeemable common stock.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 6 months ended June 30, 2014
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$35,250
Net cash used in investing activities	(28,352)

Free cash flow	$6,898